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                                                                    Exhibit 99.1

                                                    Public Relations
FOR IMMEDIATE RELEASE NEWS                          MetLife, Inc.
                                                    One MetLife Plaza
                                                    27-01 Queens Plaza North
                                                    Long Island City, NY 11101

[METLIFE LOGO]

Contacts: For Media:     John Calagna
                         (212) 578-6252

          For Investors: Tracey Dedrick
                         (212) 578-5140

                  METLIFE BOARD OF DIRECTORS DECLARES DATE FOR
                        2006 ANNUAL SHAREHOLDERS MEETING

NEW YORK, January 18, 2006 -- The board of directors of MetLife, Inc. (NYSE:MET) announced today that the company will hold its 2006 annual shareholders meeting on Tuesday, April 25, 2006. The board also established March 1, 2006 as the record date for determining shareholders entitled to vote at the meeting. The meeting will begin at 10:30 a.m. (ET) and will take place in New York City.

MetLife, Inc. is a leading provider of insurance and other financial services to millions of individual and institutional customers throughout the United States. Through its subsidiaries and affiliates, Metlife, Inc. offers life insurance, annuities, automobile and homeowner's insurance and retail banking services to individuals, as well as group insurance, reinsurance and retirement and savings products and services to corporations and other institutions. Outside the U.S., the MetLife companies have direct insurance operations in Asia Pacific, Latin America and Europe. For more information, please visit www.metlife.com.

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